UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2025

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On May 16, 2025, Onconetix, Inc. (the “Company”) issued a promissory note to Keystone Capital Partners, LLC (the “Investor”) with original issue discount of $44,117.65, in an aggregate principal amount of $294,117.65 (the “Note”). The Note is due and payable upon the earlier of (i) the Company’s receipt of sufficient proceeds from its Equity Line of Credit with the Investor or (ii) February 16, 2026, subject to mandatory prepayment in the event that the Company raises sufficient additional capital through other securities offerings. The note is subordinate to the Company’s existing debt obligations to Veru Inc. The Note does not initially bear interest, however, any amounts due under the Note which are not paid when due shall incur a late charge of 15% per annum until such amount is paid in full.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by the terms of the Note, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2025, Onconetix, Inc. (the “Company”) received a deficiency notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with Nasdaq’s continued listing standards (the “Listing Rules”) as set forth in Listing Rule 5250(c)(1) given the Company’s failure to timely file its Quarterly Report on Form 10-Q for the three months ended March 31, 2025 (the “10-Q”), and that this matter serves as an additional basis for delisting the Company’s securities from Nasdaq.

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 24, 2025, the Company received a deficiency notice from Nasdaq that the Company was not in compliance with Nasdaq’s Listing Rules as set forth in Listing Rule 5250(c)(1) given the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “10-K”).

As previously reported in the Current Report on Form 8-K filed with the Commission on April 18, 2025, the Company received a letter from the Nasdaq Listing Qualifications Staff indicating that, based upon the closing bid price of the Company’s common stock, par value $0.00001 per share (“Common Stock”), from November 25, 2024 to January 10, 2025, the Company was no longer in compliance with the requirement for continued listing on The Nasdaq Capital Market to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). On April 14, 2025, Nasdaq issued a further notice to the Company that it determined that the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days and was subject to delisting pursuant to the provisions under Nasdaq Listing Rule 5810(c)(3)(A)(iii). As a result, unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), trading of the Common Stock would be suspended at the opening of business on April 23, 2025, and a Form 25-NSE would be filed with the Commission, which would remove the Company’s securities from listing and registration on Nasdaq. The Company timely requested a hearing before the Panel, which stayed the trading suspension pending the Panel’s decision, and the Panel has scheduled a hearing date of May 27, 2025.

As the Company is already before a Panel for its failure to comply with Minimum Bid Price Rule, the Company had seven calendar days from the date of the Notice, or until May 1, 2025, to request a stay of the suspension, which request will stay the suspension of the Company’s securities pending the Panel’s decision. The Company submitted a stay request on May 1, 2025.

However, there are no assurances that the Panel will grant the Company’s request for continued listing or an extension to demonstrate compliance. If the Company does not obtain a favorable decision from the Panel, its Common Stock will become subject to delisting.

The Company is working diligently to finalize and file the 10-K and the 10-Q as soon as practicable on or prior to the hearing date.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Note, dated May 16, 2025
99.1	Press Release dated May 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCONETIX, INC.

Date: May 22, 2025	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

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